Exhibit 10.43

Please check appropriate underwriting company: ☐ The Lincoln National Life Insurance Company ☐ Lincoln Life & Annuity Company of New York (hereinafter referred to as “the Company”)

ASSIGNMENT OF LIFE INSURANCE OR ANNUITY POLICY AS COLLATERAL SECURITY

Policy or Contract Number(s)	LI7207030	Insured (life insurance) Owner (annuity)	Monaco Family Irrevocable Insurance Trust

Assignee	iPayment, Inc.

Address	Tower 56 126 East 56th St 33rd Floor	New York	NY	10022

	Street	City	State	Zip Code

This Collateral Assignment is made as collateral security for the purpose of securing the following indebtedness or obligation (type and amount), including any future indebtedness or obligation of the Undersigned to the Assignee:

☐	Premium financing for the above identified policy or contract.

☒ Other, Please specify:	Split dollar agreement

For Value Received, the Undersigned (except as to those rights specifically reserved under paragraph 2, below) hereby assigns, transfers and conveys to the Assignee, as collateral security for the above-mentioned indebtedness or obligation, the policy (policies) or contract (contracts) identified above and all rights to the proceeds and benefits thereunder. If this Collateral Assignment identifies above two or more policies or contracts, any reference to “policy” or “contract” shall refer to all of the assigned policies or contracts, both individually and collectively.

This Collateral Assignment applies to any policy or contract to which the above policy or contract is changed or converted, and to any additions to, or increases in, the above policy or contract.

1)	It is expressly agreed without detracting from the generality of the foregoing that the following specific rights are included in this Collateral Assignment and pass by virtue hereof:

a)	The sole right to collect from the Company the net proceeds of the above policy or contract, or of any benefit or rider which is part of the above policy or contract, when those net proceeds become payable as a death claim, maturity or periodic payment.

b)	The sole right, as permitted by the terms of the above policy or contract, to surrender the policy or contract in whole, or in part, including the right to make a full or partial surrender of any benefits or values provided by any policy rider or benefits.

c)	The sole right, as permitted by the terms of the above policy or contract, to borrow against the policy or contract, in whole or in part.

d)	The sole right to exercise or elect all non-forfeiture benefits or options permitted by the terms of the above policy or contract or allowed by the Company, and to receive all benefits and advantages derived therefrom.

e)	The sole right to collect and receive all dividends, dividend deposits or paid-up additions, if any, to the above policy or contract now or hereafter made or apportioned thereto, and to exercise all dividend options, if any, contained in the above policy or contract; provided, that unless and until the Assignee notifies the Company in writing to the contrary, dividends, if any, will continue to be paid to the Undersigned, or applied under the dividend option, if any, in force at the time of this Collateral Assignment.

2)	It is expressly agreed that the following specific rights, while the above policy or contract remain in force, are reserved and excluded from this Collateral Assignment and do not pass by virtue hereof:

a)	The right to collect from the Company any disability benefit payable in cash that does not reduce the amount of life insurance.

b)	The right to designate and change the beneficiary.

c)	The right to elect any settlement option or payment option permitted by the above policy or contract, or allowed by the Company.

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.	Page 1 of 3
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It is expressly agreed that these reservations will not impair any of the Assignee’s rights granted by this Collateral Assignment. Any designation or change of beneficiary or election of a settlement option or payment option will be made subject to this Collateral Assignment and to the secured rights of the Assignee hereunder.

3)	In complying with the rights and interests of the respective parties under this Collateral Assignment, the Company may rely on the written request or directions of the Assignee without investigating (i) the reason for any action taken by the Assignee; (ii) the accuracy, validity or the amount of the indebtedness or obligation asserted; (iii) the occurrence or existence of any default by any of the respective parties; (iv) the accuracy, validity or the amount of payment to the Assignee; (v) the application to be made by the Assignee of any amounts to be paid to the Assignee; or (vi) the on-going authority of the Assignee to exercise its rights under this Collateral Assignment. In the event of any dispute between the respective parties to this Collateral Assignment (including any rights asserted by any heir or assignee of any of the respective parties), the Company shall be entitled to have the respective interests determined by the proper court, and the Company shall be reimbursed for its reasonable expenses out of any funds in its custody affected hereby.

4)	It is expressly agreed by the respective parties to this Collateral Assignment that the Company is not a party to this Collateral Assignment. This Collateral Assignment is subject to, and does not modify, the terms of the policy or contract. The rights assigned by this Collateral Assignment do not impair or restrict any legal or contractual rights of the Company. The rights assigned by this Collateral Assignment are subject to all prior assignment of rights under the policy or contract.

Signed on this 27 day of Feb., 2013.

Signature of Witness	Signature of Owner with Title

Signature of Irrevocable Beneficiary	Signature of Owner with Title

(Follow the signature requirements set out under Instruction no. 4, below.)

Recorded by the Company
Date:

INSTRUCTIONS

1.	Use this Collateral Assignment form for assignments for collateral security only. Do not use this form for change of ownership.

2.	This form is for the collateral assignment of life insurance policies and annuity contracts only. Do not use to assign health insurance polices or benefits.

3.	If the assignment is to apply to more than one life insurance policy or annuity contract, list all applicable policy and contract numbers.

4.	This form must be signed by the present owner of the policy or contract. If there is more than one owner, all must sign. If a partnership owns the policy or contract, the signature of one partner and a copy of the partnership agreement are required. If a LLC owns the policy or contract, the signatures of one managing member and a copy of the Operating Agreement are required. If a corporation owns the policy or contract, the signature of one corporate officer and a corporate resolution authorizing that officer to sign, or the signatures of two corporate officers are required. If a trust owns the policy or contract, the signature of all trustees (unless the trust document permits one trustee to act independently) and a copy of the first and last pages of the trust document and the page naming the trustee(s) are required.

5.	THE COMPANY WILL NOT RECOGNIZE ANY ASSIGNMENT OF WHICH IT HAS NO NOTICE.

6.	The Release of Assignment provision may be utilized to release the Collateral Assignment contained herein or of any other policy or contract issued by the Company which has been collaterally assigned to secure an indebtedness or obligation.

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